Contact: Barbara B. Lucas
                                            Senior Vice President-Public Affairs
                                            (410) 716-2980

                                            F. Robert Hunter
                                            Vice President-Investor Relations
                                            (410) 716-3979


FOR IMMEDIATE RELEASE:     Wednesday, April 15, 1998

SUBJECT: Black & Decker Reports First Quarter Results


TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today its first quarter 1998 results. Highlights are:

         o Recorded charges for goodwill write-down, restructuring, and restructuring-related costs pursuant to previously announced strategic repositioning plan. Excluding these items, earnings per share up 22% on a comparable basis.

         o     Reported sales down 1% compared to first quarter 1997.  Excluding
               foreign  currency  effects,   sales  up  2%  and  sales  of  core
               businesses up 5%.

         o     Restructuring on track.

         o     Divestitures on track.

         o     Share repurchase program underway.

         o     Free cash flow $75 million better than first quarter 1997.

         As a result of the charges noted above, the Corporation reported a net loss for the quarter of $971.4 million or $10.21 per share on both a basic and diluted basis. This net loss included charges of $900 million ($9.46 per share) for the write-off of goodwill and $100 million on an after-tax basis ($1.05 per share) for restructuring.
                                     (more)

Page Two

         Because the first quarter's results were a loss, the calculation of reported earnings per share on a diluted basis excludes stock options, since the inclusion of stock options would be anti-dilutive, i.e., would decrease the per-share loss. For comparative purposes, however, the dilutive effect of these options should be considered when evaluating the Corporation's performance excluding the goodwill write-off and restructuring charge.

         If the dilutive effect of options were considered, net earnings excluding the goodwill write-off and after-tax restructuring charge would have been $28.6 million ($.29 per share on this diluted basis). This adjusted net earnings number also includes $3.8 million of after-tax, restructuring-related costs. Excluding the goodwill write-off, restructuring charge, and restructuring-related costs, net earnings would have been $32.4 million ($.33 per share on the diluted basis described above) for the first quarter of 1998, compared to $26.3 million (or $.27 per share on a diluted basis) reported in the first quarter of 1997.

         Sales for the first quarter of 1998 declined by 1% to $1.01 billion from $1.02 billion in the same period last year. Excluding the effects of foreign currency translation, however, sales increased by 2%.

         Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "We indicated in January that we had begun a multi-faceted strategic repositioning of Black & Decker that includes several divestitures, a share repurchase program, and a comprehensive restructuring of our businesses. That cost reduction and process improvement program accounted for a pre-tax restructuring charge of $140 million as well as $5.6 million in operating costs directly related to the restructuring initiative during the quarter. Because of some favorability in both foreign exchange translation and the anticipated costs of various restructuring actions since our January estimates, we now believe that the total pre-tax charge related to the multi-year program will be closer to $225 million than the $250 million that we had originally expected. We remain committed to achieving at least $100 million of annual earnings benefit when the program is completed at the end of 1999.
                                    (more)

Page Three

         "During the quarter, we began the process of shutting down power tool facilities in Singapore, Canada, and Italy under our restructuring program, and expect to sell our plant in Brazil as we divest the Household Products business. As we close plants and transfer production, we will make every effort to ensure that appropriate levels of customer service are maintained.

         "Our adoption of a discounted cash flow method for valuing goodwill, which we also announced in January, led to a write-off of $900 million in goodwill in the first quarter. Although this had a dramatic effect on our reported results, the charge was entirely non-cash and reduces goodwill to nearly 50% of its 1997 year-end level.

         "Excluding the goodwill write-off, restructuring charge, and restructuring-related expenses, earnings per share increased by 22% over last year's first quarter. This improvement reflected approximately 5% aggregate sales growth, excluding foreign exchange effects, in our core businesses which consist of worldwide Power Tools and Accessories, Security Hardware, Plumbing Products, and Fastening and Assembly Systems. This sales growth was driven by continued success of new products, particularly in North American Power Tools.

         "Free cash flow improved by $75 million compared to the same period last year as a result of continued emphasis on working capital management.

         "Our divestiture program progressed on track during the quarter, and we continue to be optimistic about generating aggregate net proceeds in excess of $500 million. With this in mind, we commenced our share repurchase program during the quarter, buying approximately 700,000 shares at an average price of just under $50 per share. This repurchase substantially offset the number of shares issued during the quarter in connection with various benefit plans, option exercises, and incentive awards."
                                     (more)

Page Four

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed April 15, 1998.

         Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and building products used in and around the home and for commercial applications.
                                      * * *

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)



                                                      Three Months Ended
                                               ---------------------------------
                                               March 29, 1998    March 30, 1997
                                               --------------    --------------

SALES                                          $      1,008.3    $      1,015.0
    Cost of goods sold                                  658.3             650.5
    Selling, general, and
      administrative expenses                           279.9             291.2
    Write-off of goodwill                               900.0               -
    Restructuring charge                                140.0               -
                                               --------------    --------------
OPERATING INCOME (LOSS)                                (969.9)             73.3
    Interest expense (net of interest income)            28.4              30.6
    Other income (expense)                                0.3              (2.3)
                                               --------------    --------------
EARNINGS (LOSS) BEFORE INCOME TAXES                    (998.0)             40.4
    Income taxes (benefit)                              (26.6)             14.1
                                               --------------    --------------
NET EARNINGS (LOSS)                            $       (971.4)   $         26.3
                                               ==============    ==============



NET EARNINGS (LOSS) PER COMMON SHARE -  BASIC  $       (10.21)   $         0.28
                                               ==============    ==============

Shares Used in Computing Basic Earnings
    Per Share (in Millions)                              95.1              94.4
                                               ==============    ==============



NET EARNINGS (LOSS) PER COMMON SHARE -
    ASSUMING DILUTION                          $       (10.21)   $          .27
                                               ==============    ==============

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                     95.1              96.0
                                               ==============    ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                              (Millions of Dollars)


                                              March 29, 1998      March 30, 1997
                                             ---------------     ---------------

ASSETS
Cash and cash equivalents                    $          98.8     $         119.6
Trade receivables                                      831.6               655.7
Inventories                                            827.4               842.4
Other current assets                                   187.9               186.4
                                             ---------------     ---------------
      TOTAL CURRENT ASSETS                           1,945.7             1,804.1
                                             ---------------     ---------------

PROPERTY, PLANT, AND EQUIPMENT                         877.3               875.5
GOODWILL                                               959.2             1,940.8
OTHER ASSETS                                           491.7               506.4
                                             ---------------     ---------------
                                             $       4,273.9     $       5,126.8
                                             ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                        $          74.7     $         147.4
Current maturities of long-term debt                   164.6                52.1
Trade accounts payable                                 411.6               333.5
Other accrued liabilities                              714.4               800.4
                                             ---------------     ---------------
      TOTAL CURRENT LIABILITIES                      1,365.3             1,333.4
                                             ---------------     ---------------

LONG-TERM DEBT                                       1,570.6             1,652.0
DEFERRED INCOME TAXES                                   58.3                77.1
POSTRETIREMENT BENEFITS                                303.5               304.4
OTHER LONG-TERM LIABILITIES                            204.0               151.5
STOCKHOLDERS' EQUITY                                   772.2             1,608.4
                                             ---------------     ---------------
                                             $       4,273.9     $       5,126.8
                                             ===============     ===============



                       SUPPLEMENTAL FINANCIAL INFORMATION
                              (Millions of Dollars)

                                              March 29, 1998      March 30, 1997
                                             ---------------     ---------------
Balance of receivables sold under
     sale of receivables program             $            -      $         153.0
                                             ===============     ===============

                                                     Three Months Ended
                                             -----------------------------------
                                              March 29, 1998      March 30, 1997
                                             ---------------     ---------------

Depreciation and amortization                $          43.8     $          54.7
                                             ===============     ===============
Capital expenditures                         $          32.2     $          40.2
                                             ===============     ===============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        THREE MONTHS ENDED MARCH 29, 1998
                          ANALYSIS OF CHANGES IN SALES

                            (Millions of Dollars)


                        United
   Consumer             States           Europe          Other           Total

   Total Sales         $ 483.4          $ 265.6         $ 98.4          $ 847.4
                       -------          -------         ------          -------

   Unit Volume              7 %              7 %           (5)%              5 %

   Price                   (2)%             (1)%           (1)%             (1)%

   Currency                 - %             (7)%           (6)%             (3)%
                           ---              ---           ----              ---

                            5 %             (1)%          (12)%              1 %
                           ---              ---           ----              ---


   Commercial

   Total Sales          $ 71.0           $ 67.2         $ 22.7          $ 160.9
                        ------           ------         ------          -------

   Unit Volume            (12)%             13 %          (13)%             (3)%

   Price                    - %              - %           (1)%              - %

   Currency                 - %             (7)%           (4)%             (3)%
                          ----              ---           ----              ---

                          (12)%              6 %          (18)%             (6)%
                          ----              ---           ----              ---


   Consolidated

   Total Sales         $ 554.4          $ 332.8        $ 121.1        $ 1,008.3
                       =======          =======        =======        =========

   Unit Volume              4 %              8 %           (7)%              3 %

   Price                   (2)%             (1)%           (1)%             (1)%

   Currency                 - %             (7)%           (5)%             (3)%
                           ---              ---           ----              ---

                            2 %              - %          (13)%             (1)%
                           ===              ===           ====              ===

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                  SUPPLEMENTAL EARNINGS INFORMATION (Unaudited)
                        THREE MONTHS ENDED MARCH 29, 1998
                 (Dollars in Millions Except Per Share Amounts)


                                                                         Less:               Less:
                                                                     Non-Recurring       Restructuring
                                                    As Reported           Items           Related Costs      As Adjusted

SALES                                                $ 1,008.3                                                $ 1,008.3
   Cost of goods sold                                    658.3                             $    (2.7)             655.6
   Selling, general, and administrative expenses         279.9                                  (2.9)             277.0
   Write-off of goodwill                                 900.0         $  (900.0)                 --                 --
   Restructuring charge                                  140.0            (140.0)                 --                 --
                                                     ---------         ---------           ---------          ---------
OPERATING INCOME (LOSS)                                 (969.9)          1,040.0                 5.6               75.7
   Interest and other expense                             28.1                --                  --               28.1
                                                     ---------         ---------           ---------          ---------
EARNINGS (LOSS) BEFORE INCOME TAXES                     (998.0)          1,040.0                 5.6               47.6
   Income taxes (benefit)                                (26.6)             40.0 (A)             1.8               15.2
                                                     ---------         ---------           ---------          ---------
NET EARNINGS (LOSS)                                  $  (971.4)        $ 1,000.0           $     3.8          $    32.4
                                                     =========         =========           =========          =========

Shares Used in Computing Diluted Earnings
   Per Share (in Millions) (B)                            95.1                                  96.9               96.9
                                                     =========                             =========          =========

NET EARNINGS (LOSS) PER COMMON
   SHARE - ASSUMING DILUTION                         $  (10.21)                            $    0.04          $    0.33
                                                     =========                             =========          =========


------------------------

(A) Adjustment represents tax effect on restructuring charge.

(B) Option conversion is anti-dilutive due to the loss reported in the quarter. Excluding the goodwill write-off, restructuring charge, and restructuring-related costs, results for the quarter would have been positive. Accordingly, 1.8 million shares have been added to the diluted share count on an "as adjusted" basis.